UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 15, 2007

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On October 16, 2007, Roche, the international partner of OSI Pharmaceuticals, Inc. (“OSI”) for the distribution and sale of its oncology drug Tarceva® (erlotinib), announced that the net international sales of Tarceva for the quarter ended September 30, 2007 were approximately $123 million.
     On October 15, 2007, OSI issued a press release to provide commentary on U.S. net sales of Tarceva for the quarter ended September 30, 2007. Earlier that day, Genentech, Inc., OSI’s partner for the distribution and sale in the United States of Tarceva, reported that U.S. net sales of Tarceva for the third quarter of 2007 were approximately $101 million. OSI stated that this U.S. net sales figure reflects an approximate $13 million reserve adjustment due to unusually high product returns related to expiring inventory returned to Genentech. OSI also reaffirmed its prior guidance of $855 million to $860 million for worldwide net sales of Tarceva for 2007. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	OSI PHARMACEUTICALS, INC.

	By:	/s/ Barbara A. Wood Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 15, 2007.